Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700		Andy Schroeder, VP of Finance/Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Reports First Quarter 2009 Financial Results

DENVER—May 11, 2009—MarkWest Energy Partners, L.P. (NYSE: MWE) (the Partnership) today reported cash available for distribution to common unitholders, or distributable cash flow (DCF), of $48.9 million for the three months ended March 31, 2009, compared to $55.1 million for the three months ended March 31, 2008.  First quarter 2009 distributable cash flow represents 134 percent coverage of the first quarter distribution of $0.64 per unit, which will be paid to unitholders on May 15, 2009.  As a Master Limited Partnership, cash distributions to common unitholders are largely determined based on DCF.  A reconciliation of DCF to net income (loss) attributable to the Partnership, the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

The Partnership reported Adjusted EBITDA of $80.7 million for the three months ended March 31, 2009, compared to $74.4 million for the three months ended March 31, 2008.  MarkWest believes the presentation of Adjusted EBITDA provides useful information because it is commonly used by investors in master limited partnerships to assess financial performance and operating results of ongoing business operations.  A reconciliation of Adjusted EBITDA to net income (loss) attributable to the Partnership, the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

Net income (loss) attributable to the Partnership for the three months ended March 31, 2009 and 2008, was $(29.6) million and $19.2 million, respectively.

“We are pleased with our first quarter performance, especially given how challenging the past two quarters have been for the entire industry,” said Frank Semple, Chairman, President and Chief Executive Officer of MarkWest.  “We are also very excited about the execution of the partnership with ArcLight Capital to jointly fund the Arkoma Connector pipeline.  The newly formed joint ventures with M&R and ArcLight will allow us to support continued growth in our core operating areas while at the same time significantly improving our liquidity.  Looking forward, we continue to focus on our key priorities of providing quality midstream services for our customers, strengthening our balance sheet, and achieving our distribution objectives.”

FIRST QUARTER 2009 HIGHLIGHTS

Business Development

•                  In March 2009, MarkWest announced the closing of MarkWest Liberty Midstream & Resources, a partnership between MarkWest and Midstream & Resources (M&R), an affiliate of NGP Midstream & Resources, L.P.  The partnership is dedicated to the construction and operation of natural gas midstream services to support producer customers in the Marcellus Shale.  Under the terms of the agreement, which is owned 60 percent by MarkWest and 40 percent by M&R, MarkWest contributed approximately $100 million of existing Marcellus Shale assets to the partnership and will be responsible for operating the facilities.  M&R will invest the next $200 million of capital, which approximates the capital required to fund the Marcellus project in 2009.  In order to achieve the 60 / 40 capital structure, MarkWest anticipates investing approximately $200 million in incremental capital by the end of 2011.

•                  In May 2009, MarkWest and ArcLight Capital Partners announced the formation of a joint venture dedicated to the construction and operation of the Arkoma Connector pipeline, a 50-mile interstate pipeline that will provide approximately 625,000 dekatherms per day of Woodford Shale takeaway capacity and interconnects with Midcontinent Express Pipeline and Gulf Crossing Pipeline.  Under the terms of the joint venture, ArcLight acquired a 50 percent equity interest in the pipeline for $62.5 million.  MarkWest will operate the pipeline and ArcLight will pay a services fee to MarkWest to manage the joint venture.  Following operational commencement of the pipeline, MarkWest and ArcLight will invest equally in the ongoing costs associated with operating or expanding the pipeline.

Financial Results

Balance Sheet

•                  At March 31, 2009, the Partnership had $32.0 million of cash and cash equivalents and a $435.6 million revolving credit facility that matures in February 2012.  As of March 31, 2009, $109.8 million was available for borrowing under the revolving credit facility after consideration of $31.4 million of outstanding letters of credit.

Operating Results

•                  Segment operating income for the three months ended March 31, 2009, was $50.0 million, a decrease of $57.7 million when compared to segment operating income of $107.6 million in the same period in 2008.  This decrease is primarily attributable to significantly lower commodity prices compared to the prior year quarter.  Segment operating income does not include realized gains or losses on derivative instruments.

•                  Realized gains were $44.9 million in the first quarter of 2009, including $15.2 million from the early settlement of certain hedge positions, compared to a realized loss of $19.1 million in the first quarter of 2008.  This $64.0 million increase reflects the effectiveness of the Partnership’s hedge program.

Growth Capital Expenditures

•                  For the three months ended March 31, 2009, MarkWest’s expenditures for growth capital projects, including equity investments, were $121.6 million.

•                  Expenditures for growth capital projects for MarkWest Liberty Midstream & Resources were $50.3 million in the first quarter of 2009, which was funded by M&R.

2009 DCF AND GROWTH CAPITAL FORECAST

For 2009, the Partnership forecasts DCF in a range of $160 million to $200 million.  This range provides for approximately 110 percent to 140 percent coverage of our full-year distribution based on our current quarterly distribution and common units outstanding.  Included within the tables of this press release is a sensitivity analysis for forecasted 2009 DCF reflecting three months of actual DCF and nine months of forecasted DCF.

The Partnership’s 2009 growth capital expenditures, excluding growth capital for Liberty Midstream & Resources, are forecasted at approximately $225 million with maintenance capital for 2009 forecasted in a range of $5 million to $10 million.  Construction of the Arkoma Connector pipeline is nearly complete and therefore the proceeds from the ArcLight joint venture will provide incremental liquidity but will not reduce 2009 growth capital expenditures.

CONFERENCE CALL

The Partnership will host a conference call and webcast on Tuesday, May 12, 2009, at 4:00 p.m. Eastern Time to review its first quarter 2009 financial results.  Interested parties can participate in the call by dialing (888) 469-1569, passcode “MarkWest”, approximately ten minutes prior to the scheduled start time.  To access the webcast, please visit the Investor Relations section of the Partnership’s website at www.markwest.com.  A replay of the conference call will be available on the MarkWest website or by dialing (888) 568-0395 (no passcode required).

# # #

MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2009, as filed with the SEC.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.

MarkWest Energy Partners, L.P.
Financial Statistics

(unaudited, in thousands, except per unit data)

	Three months ended March 31,
	2009	2008
Statement of Operations Data
Revenue:
Revenue	$183,367	$285,042
Derivative gain (loss)	8,304	(46,250)
Total revenue	191,671	238,792

Operating expenses:
Purchased product costs	102,314	154,935
Derivative loss (gain) related to purchased product costs	29,513	(31,997)
Facility expenses	31,444	22,666
Derivative gain related to facility expenses	(371)	(43)
Selling, general and administrative expenses	15,927	22,461
Depreciation	20,943	14,525
Amortization of intangible assets	10,233	6,849
Loss on disposal of property, plant, and equipment	729	3
Accretion of asset retirement obligations	47	32
Total operating expenses	210,779	189,431

(Loss) income from operations	(19,108)	49,361

Other income (expense):
(Loss) earnings from unconsolidated affiliates	(105)	1,551
Interest income	41	514
Interest expense	(17,782)	(11,149)
Amortization of deferred financing costs and discount (a component of interest expense)	(1,391)	(1,043)
Miscellaneous expense	(662)	(33)
(Loss) income before provision for income tax	(39,007)	39,201

Provision for income tax (benefit) expense:
Current	6,253	10,767
Deferred	(15,591)	12,676
Total provision for income tax	(9,338)	23,443

Net (loss) income	(29,669)	15,758

Less: Net loss attributable to non-controlling interest	20	3,393

Net (loss) income attributable to the Partnership	$(29,649)	$19,151

Net (loss) income attributable to the Partnership’s common unitholders:
Basic	$(0.53)	$0.54
Diluted	$(0.53)	$0.54

Weighted average number of outstanding common units:
Basic	56,806	34,910
Diluted	56,806	34,922

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$91,820	$123,228
Investing activities	(175,051)	(342,095)
Financing activities	111,911	211,172

Other Financial Data
Distributable cash flow	$48,915	$55,111

	March 31, 2009	December 31, 2008
Balance Sheet Data
Working capital	$(10,795)	$51,237
Total assets	2,752,044	2,673,054
Total debt	1,283,130	1,172,965
Total partners’ capital	1,187,585	1,207,759

MarkWest Energy Partners, L.P.
Operating Statistics

	Three months ended March 31,
	2009	2008
Southwest
East Texas
Gathering systems throughput (Mcf/d)	450,900	422,100
NGL product sales (gallons)	48,370,000	44,483,400

Oklahoma
Foss Lake gathering system throughput (Mcf/d)	92,600	103,800
Stiles Ranch gathering system throughput (Mcf/d) (1)	93,300	N/A
Grimes gathering system throughput (Mcf/d)	10,800	13,200
Arapaho NGL product sales (gallons)	27,432,700	22,020,300
Woodford gathering system throughput (Mcf/d)	418,600	205,500

Other Southwest
Appleby gathering system throughput (Mcf/d)	57,500	61,000
Other gathering systems throughput (Mcf/d) (2)	10,700	9,300

Northeast
Appalachia (3)
Natural gas processed (Mcf/d)	198,700	210,800

Keep-whole sales (gallons)	50,977,900	49,047,900
Percent-of-proceeds sales (gallons)	19,363,000	11,103,600
Total NGL product sales (gallons) (4)	70,340,900	60,151,500

Michigan
Natural gas processed for a fee (Mcf/d)	1,600	2,800
NGL product sales (gallons)	560,000	455,300
Crude oil transported for a fee (Bbl/d)	12,800	13,600

Liberty (5)
Natural gas processed (Mcf/d)	33,600	N/A
NGL product sales (gallons)	1,383,200	N/A

Gulf Coast
Javelina
Refinery off-gas processed (Mcf/d)	104,200	128,100
Liquids fractionated (Bbl/d)	20,000	25,300

(1)	We acquired the Stiles Ranch gathering system in August 2008, and completed construction of a 60-mile pipeline connecting the system to our Arapaho processing plant in November 2008.
(2)	Excludes lateral pipelines where revenue is not based on throughput.
(3)	Includes throughput from the Kenova, Cobb, and Boldman processing plants.
(4)	Represents sales at the Siloam fractionator.
(5)	We began natural gas gathering and processing operations in the Marcellus Shale in October 2008.

MarkWest Energy Partners, L.P.
Segment Operating Income and Reconciliation to GAAP Financial Measure
(unaudited, in thousands)

	Southwest	Northeast	Liberty	Gulf Coast	Total
Three months ended March 31, 2009:
Revenue	$104,606	$61,592	$6,656	$10,513	$183,367

Operating expenses:
Purchased product costs	50,534	50,954	826	—	102,314
Facility expenses	18,125	5,165	2,539	5,271	31,100
Operating income before items not allocated to segments	$35,947	$5,473	$3,291	$5,242	$49,953

	Southwest	Northeast	Liberty (1)	Gulf Coast	Total
Three months ended March 31, 2008:
Revenue	$158,076	$103,804	$—	$23,162	$285,042

Operating expenses:
Purchased product costs	92,638	62,297	—	—	154,935
Facility expenses	13,875	4,782	—	3,827	22,484
Operating income before items not allocated to segments	$51,563	$36,725	$—	$19,335	$107,623

(1) The Partnership began construction in the Liberty segment in May 2008 and operations commenced in October 2008.

	Three months ended March 31,
	2009	2008
Operating income before items not allocated to segments	$49,953	$107,623
Derivative loss not allocated to segments	(20,838)	(14,210)
Compensation expense included in facility expenses not allocated to segments	(344)	(182)
Selling, general and administrative expenses	(15,927)	(22,461)
Depreciation	(20,943)	(14,525)
Amortization of intangible assets	(10,233)	(6,849)
Loss on disposal of property, plant, and equipment	(729)	(3)
Accretion of asset retirement obligations	(47)	(32)
(Loss) income from operations	(19,108)	49,361
Other income (expense):
(Loss) earnings from unconsolidated affiliates	(105)	1,551
Interest income	41	514
Interest expense	(17,782)	(11,149)
Amortization of deferred financing costs and discount (a component of interest expense)	(1,391)	(1,043)
Miscellaneous expense	(662)	(33)
(Loss) income before provision for income tax	$(39,007)	$39,201

MarkWest Energy Partners, L.P.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
Distributable Cash Flow

(unaudited, in thousands)

	Three months ended March 31,
	2009	2008
Net (loss) income attributable to the Partnership	$(29,649)	$19,151
Depreciation, amortization, accretion, and loss on disposal of PP&E	32,030	21,487
Amortization of deferred financing costs	1,391	1,043
Non-cash loss (earnings) from unconsolidated affiliates	105	(1,551)
(Contribution to) distributions from unconsolidated affiliates	(4,984)	2,170
Non-cash compensation expense	1,874	5,474
Non-cash derivative activity	65,702	(4,893)
Provision for income tax - deferred	(15,591)	12,676
Adjustment for non-controlling interest of consolidated subsidiaries	(225)	—
Other	261	950
Maintenance capital expenditures	(1,999)	(1,396)
Distributable cash flow allocable to common units	$48,915	$55,111

Maintenance capital expenditures	$1,999	$1,396
Growth capital expenditures	171,927	85,210
Total capital expenditures	$173,926	$86,606

Distributable cash flow allocable to common units	$48,915	$55,111
Maintenance capital expenditures	1,999	1,396
Changes in receivables	21,531	(19,494)
Changes in inventories	20,634	23,299
Changes in other assets	(2,453)	41,344
Changes in accounts payable, accrued liabilities and other long-term liabilities	(6,291)	39,359
Derivative instrument premium payments, net of amortization	1,216	(14,682)
Contribution to unconsolidated affiliates	4,984	—
Other	1,285	(3,105)
Net cash provided by operating activities	$91,820	$123,228

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
Adjusted EBITDA

(unaudited, in thousands)

	Three months ended March 31,
	2009	2008

Net (loss) income attributable to the Partnership	$(29,649)	$19,151

Non-cash compensation expense	1,874	5,474
Non-cash derivative activity	65,702	(4,893)
Interest expense	19,173	12,192
Depreciation, amortization, accretion, and loss on disposal of PP&E	32,030	21,487
Provision for income tax	(9,338)	23,443
Adjustment for cash flow from non-consolidated investments	1,083	917
Adjustment for non-controlling interest of consolidated subsidiaries	(172)	(3,393)
Adjusted EBITDA	$80,703	$74,378

MarkWest Energy Partners, L.P.

Distributable Cash Flow Sensitivity Analysis

(unaudited, in millions)

MarkWest periodically estimates the effect on DCF resulting from its hedge program, changes in crude oil and natural gas prices, and the correlation of NGL prices to crude oil.  The table below reflects MarkWest’s estimate of the range of DCF for 2009 at the noted crude oil prices.  The analysis assumes various combinations of crude oil prices and the ratio of crude oil to gas based on three natural gas liquids (NGL) correlation scenarios, including:

a.               The historical average NGL correlation to crude over the past three years.

b.              One standard deviation above the historical average NGL correlation to crude over the past three years.

c.               One standard deviation below the historical average NGL correlation to crude over the past three years.

The analysis further assumes derivative instruments outstanding as of May 11, 2009, production volumes estimated through December 31, 2009, and incorporates actual results for the first quarter of 2009.

The range of stated hypothetical changes in commodity prices considers current and historic market performance.  During the past 10 years, the average annual crude oil to gas ratio has ranged from 6:1 to 11:1 with a 10-year average of 8.3:1.  During the past 10 years, the annual average NGL correlation has ranged between one standard deviation below the historical average and one standard deviation above the historical average.

Estimated Range of 2009 DCF in millions

		Crude Oil to Gas Ratio
Crude Oil Price	NGL Correlation	11:1	10:1	9:1	8:1	7:1	6:1
	One standard deviation above historical average	$241	$239	$237	$232	$226	$218
$70	Historical average	$212	$209	$208	$203	$199	$198
	One standard deviation below historical average	$183	$181	$181	$179	$178	$177
	One standard deviation above historical average	$230	$229	$228	$223	$219	$211
$60	Historical average	$201	$199	$199	$194	$191	$190
	One standard deviation below historical average	$172	$171	$172	$171	$170	$169
	One standard deviation above historical average	$225	$223	$223	$219	$215	$209
$50	Historical average	$195	$193	$193	$190	$187	$186
	One standard deviation below historical average	$167	$165	$167	$166	$166	$165
	One standard deviation above historical average	$218	$217	$218	$215	$212	$207
$40	Historical average	$188	$187	$188	$185	$183	$182
	One standard deviation below historical average	$158	$158	$160	$160	$160	$159
	One standard deviation above historical average	$210	$210	$211	$209	$208	$205
$30	Historical average	$179	$179	$180	$178	$177	$176
	One standard deviation below historical average	$150	$151	$153	$153	$153	$153

The table is based on current information, expectations, and beliefs concerning future developments and their potential effects, and does not consider actions MarkWest management may take to mitigate exposure to changes.  Nor does the table consider the effects that such hypothetical adverse changes may have on overall economic activity.  Historical prices and correlations do not guarantee future results.

Although MarkWest believes the expectations reflected in this analysis are reasonable, MarkWest can give no assurance that such expectations will prove to be correct and readers are cautioned that projected performance, results, or distributions may not be achieved.  Actual changes in market prices, and the correlation between crude oil and NGL prices, may differ from the assumptions utilized in the analysis.  Actual results, performance, distributions, volumes, events, or transactions could vary significantly from those expressed, considered, or implied in this analysis.  All results, performance, distributions, volumes, events, or transactions are subject to a number of uncertainties and risks. Those uncertainties and risks may not be factored into or accounted for in this analysis.  Readers are urged to carefully review and consider the cautionary statements and disclosures made in MarkWest’s periodic reports filed with the SEC, specifically those under the heading “Risk Factors.”